Exhibit 1.01

Franklin Wireless Corp.

Conflict Minerals Report

For The Year Ended December 31, 2018

This Conflict Minerals Report of Franklin Wireless Corp. (the "Company") has been prepared for the year ended December 31, 2018 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

In accordance with the rules, the Company exercised due diligence to determine the Conflict Minerals status of Conflict Minerals necessary to the functionality or production of the wireless data communication products we sell.

The Company has determined in good faith that for calendar year 2018, its Conflict Minerals status resulting from its due diligence efforts shows a portion to be “DRC conflict undeterminable” and the remainder to be “DRC conflict free” (terms as defined in the Rule).

Company Overview

Franklin Wireless Corp. is a provider of intelligent wireless solutions including mobile hotspots, routers and modems as well as innovative hardware and software products that support machine-to-machine (M2M) applications and the Internet of Things (IoT). Our M2M and IoT solutions include embedded modules, modems and gateways built to deliver reliable always-on connectivity supporting a broad spectrum of applications. These products are designed to solve wireless connectivity challenges in a variety of vertical markets including video surveillance, digital signage, home security, oil and gas exploration, kiosks, fleet management, smart grid, vehicle diagnostics, telematics and many more.

Product Overview

The Company focuses primarily on wireless modems and routers, which provide a flexible way for consumers to connect to wireless broadband networks from laptop or desktop computers.

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Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

In order to manage the scope of this task, the Company relied upon its manufacturers and suppliers to provide information on the origin of the necessary Conflict Minerals that are used for functionality and production of the Company's wireless data communication products. The Company’s reasonable country of origin inquiry (RCOI) employed a combination of measures used to determine whether the necessary Conflict Minerals in the Company's products originated from the Democratic Republic of the Congo or an adjoining country.

Conflict Minerals Policy

Franklin Wireless has adopted the following Conflict Minerals policy:

Conflict Minerals refers to minerals (tin, tantalum, tungsten and gold) mined in the eastern provinces of the Democratic Republic of the Congo and in the adjoining countries where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

While we do not source these minerals directly, they may exist in the components of the products we sell.  We are therefore committed to working with our suppliers to ensure that they responsibly source the materials and components used in manufacturing of these products.  We expect suppliers to establish their own due diligence program to achieve conflict-free supply chains. Franklin Wireless is committed to ethical practices and compliance with all applicable laws and regulations.

The policy is posted on our website at www.franklinwireless.com located in “Investor Relations” and “Social Responsibility.”

Due Diligence Process

The Company's due diligence measures were based on the Responsible Business Alliance (“RBA”) initiative, known as the Responsible Minerals Initiative (“RMI”), with the smelters and refiners of Conflict Minerals who provide those Conflict Minerals to our suppliers. We conducted a survey using a template developed by the RMI, the Conflict Minerals Reporting Template (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions for the use of the Template is available on RMI website located at www.responsiblemineralsinitiative.org. The Template is being widely adopted by many companies in their due diligence processes related to Conflict Minerals.

Franklin Wireless Corp.’s due diligence measures included:

-	Conducting a supply-chain survey with the manufacturers regarding the suppliers of materials containing Conflict Minerals using the RMI Conflict Minerals Reporting Template to identify smelters and refiners.

-	Taking the smelters and refiners identified in the supply-chain survey and comparing them against the most recent list of smelter facilities which have been identified as “conflict free” by programs such as the RBA/RMI Conformant Smelter program for tantalum, tin, tungsten and gold.

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As a company operating in the wireless communications business, the Company is several layers removed from the actual mining of 3TG. The Company does not make any direct purchases of raw ore or unrefined Conflict Minerals and makes no purchases in the Covered Countries.

Despite having conducted a good faith reasonable country of origin inquiry, the Company has concluded that its supply chain remains “DRC conflict undeterminable.” Franklin Wireless Corp. makes this determination due to the complexity of the Company's supply chain, and it will take some time for the suppliers of the manufacturers to conclude whether the necessary Conflict Minerals originated from the Covered Countries, and if so, whether the necessary Conflict Minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

In the next compliance period, the Company intends to implement steps to improve the information gathered from its due diligence to further mitigate the risk that its necessary Conflict Minerals do not benefit armed groups. These efforts include:

-	Improving communication with manufacturers and suppliers to improve due diligence efforts and increase data accuracy and completion.
-	Reviewing our Conflict Minerals policy when engaging with new contracted manufacturers and suppliers.

Smelters or Refiners Identified

The Company adopted the RMI industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. The Company leveraged RMI and its Conformant Smelters program to trace the mine of origin of the 3TG to its ore level. The Conformant Smelters program audits smelters and refineries to ensure that all certified smelters and refineries only use these that are conflict free from the DRC and covered countries.

All suppliers and manufacturers of materials containing Conflict Minerals were contacted and more than 75% responded to the survey. As a result of the due diligence survey, the Company has gathered 230 smelters and refineries names from its supply chain. All of these smelters and refineries are identified as RMI known smelters and refineries. Among these 230 smelters and refineries, 227 are on the most recent list of RMI certified Conformant Smelters and considered to be conflict free, and with respect to the other 3, the RMI has not provided an opinion as whether or not the minerals procured from these smelters and refineries originate from the DRC or surrounding countries.

Set forth below is the list of identified smelters and refineries identified by the RMI identified by our supply chain and their country of origin:

Metal	Smelter Name	Country

Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Dowa	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY

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Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Doduco	GERMANY
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Johnson Matthey Ltd	CANADA
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Penoles, S.A.	MEXICO
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Nihon Material Co., LTD.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN

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Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Corrego do Sitio Minercao	BRAZIL
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox SA	SWITZERLAND
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kazzinc	KAZAKHSTAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Japan Mint	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	T.C.A S.p.A	ITALY
Gold	Torecom	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	SAAMP	FRANCE
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

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Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

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Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Minsur	PERU
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	PT Bukit Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Dowa	JAPAN
Tin	Fenix Metals	POLAND
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	CV Venus Inti Perkasa	INDONESIA

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Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

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Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

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